EXHIBIT 5

[LETTERHEAD OF GREENBERG TRAURIG, LLP]

July 1, 2003

Three-Five Systems, Inc.
1600 North Desert Drive
Tempe, Arizona 85281

Re:	Registration Statement on Form S-8 Three-Five Systems, Inc.

Ladies and Gentlemen:

               As legal counsel to Three-Five Systems, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about July 1, 2003, in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to the Company’s Amended and Restated 1998 Stock Option Plan (the “Amended and Restated 1998 Stock Option Plan”). The facts, as we understand them, are set forth in the Registration Statement.

               With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

               A. The Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of state of the State of Delaware on April 27, 1994, as amended through the date hereof;

               B. The Amended and Restated Bylaws of the Company, as amended through the date hereof;

               C. Minutes of a meeting of the Board of Directors of the Company, held on February 8, 2002, amending the Amended and Restated 1998 Stock Option Plan;

Three-Five Systems, Inc.
July 1, 2003

               D. Minutes of the annual meeting of the stockholders of the Company, held on May 3, 2002, approving the Amended and Restated 1998 Stock Option Plan;

               E. The Amended and Restated 1998 Stock Option Plan; and

               F. The Registration Statement.

               Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through F above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the Amended and Restated 1998 Stock Option Plan.

               We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP